SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 1, 2011

RFMC GLOBAL DIRECTIONAL FUND, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)
000-53118	20-8870560
(Commission File Number)	(I.R.S. Employer Identification No.)
4 Benedek Road, Princeton, New Jersey	08540
(Address of Principal Executive Offices	(Zip Code)
(609) 921-0717
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.        Changes in Control of Registrant.

On February 1, 2011 Bridgeton Fund Management LLC (“BFM”) became a General Partner of the Partnership in addition to Ruvane Fund Management Corporation (“Ruvane”).  BFM is beneficially owned by Robert L. Lerner, the principal shareholder and President of Ruvane, and Stephen J. Roseme, a principal shareholder and President of Bridgeton Global Investor Services, Inc., the Partnership’s introducing broker.  Effective March 1, 2011 Ruvane will withdraw from the Partnership as General Partner, leaving BFM as the sole General Partner.  At that time the Partnership’s Limited Partnership Agreement will be amended and restated to reflect the fact that BFM is the sole General Partner, to change the name of the Partnership to “Bridgeton Global Directional Fund, LP” and to change the address of the Partnership to the principal business office address of BFM.

Bridgeton Fund Management LLC (“BFM”) has been registered with the CFTC pursuant to the  Commodity Exchange Act as a Commodity Pool Operator since January 11, 2011 and has been a member of the NFA since January 11, 2011.  BFM maintains its principal business office at 7535 Windsor Drive, Suite A205, Allentown, PA 18195.  The telephone number for BFM is (610) 366-3922, the facsimile number is (610) 366-3990, and the e-mail address is info@bridgetonfunds.com.  BFM is owned 50% by Robert L. Lerner and a trust for the benefit of Mr. Lerner’s family and 50% by a trust for the benefit of Mr. Roseme’s family.  The individual principals of BFM are Robert L. Lerner and Stephen J. Roseme.

Robert L. Lerner.  Mr. Lerner is an owner and the Chairman of BFM and has been listed as a principal since December 31, 2010.  Mr. Lerner has also been the director and president of Ruvane since he formed it in 1990, and he has been listed as a principal of Ruvane since January 12, 1990 and registered as an associated person of Ruvane since November 20, 1995.  Prior to that, Mr. Lerner was individually registered with the CFTC as a CTA since October 22, 1984 and a CPO since October 24, 1985, and he remained so registered in his individual capacity until he withdrew his individual registrations on July 31, 1996.  Mr. Lerner also has been a principal of DPT Capital Management LLC, a registered CTA, since January 25, 2011 and an associated person since January 28, 2011.  From January 2003 through October 2005, Mr. Lerner was president of WoodAllen Capital Management, LLC, an investment management and advisory firm.  From September 2001 to January 2003, Mr. Lerner was the president of Partners Capital Investment Group, LLC, an investment adviser he co-founded that provides an innovative endowment investment philosophy solution for institutional investors and very high net worth families in the US and UK; Mr. Lerner was also registered as an associated person of Partners Capital Investment Group, LLC from March 2002 to February 2004 and has also been a member of the Investment Committee of  Partners Capital Investment Group, LLC since December 2001.  From October 1993 to March 1995, Mr. Lerner was registered as an associated person of Abacus Investment Advisory Services Inc., a consulting firm, where his primary duties were researching investment managers.  From August 1987 until January 1992, Mr. Lerner was senior vice president and director of Mount Lucas Management Corporation, an investment advisory firm he co-founded which specializes in futures investment programs for institutional investors.  From June 1985 to August 1987, Mr. Lerner was employed by Commodities Corporation (U.S.A.) N.V., a leading CTA now owned by Goldman Sachs Asset Management where his primary duties were as Associate General Counsel and Trading Development Manager.  Mr. Lerner also has practiced commodities and securities law.  Mr. Lerner has a J.D. degree from Boston University Law School and a B.A. degree from Cornell University.

Stephen J. Roseme.  Mr. Roseme is a beneficial owner and the Chief Executive of BFM and has been listed as a principal since December 31, 2010 and registered as an associated person since January 11, 2011.  Mr. Roseme is also a principal and the President of Bridgeton Global Investor Services, Inc., a registered introducing broker and notice broker dealer, and has been listed as a principal and registered as an associated person since January 5, 2001.  Mr. Roseme is a principal and the President of Bridgeton Capital Management Inc., a registered CPO and CTA, and has been listed as a principal and registered as an associated person since May 1, 1997.  Mr. Roseme is also President of Bridgeton Execution Services LLC, a registered introducing broker, and has been listed as a principal since April 29, 2010 and registered as an associated person since July 26, 2010.  He is also President of Grand Central Trading Company LLC, a registered introducing broker, and has been listed as a principal since January 10, 2006 and registered as an associated person since January 13, 2006.  Mr. Roseme graduated from the University of Virginia.

There has never been any material civil, administrative or criminal actions either pending, on appeal or concluded, against BFM or its principals.

Item 5.03         Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On February 1, 2011, an amendment to the Partnership’s Limited Partnership Agreement was adopted by the General Partners.  The amendment reflects the addition of BFM as General Partner and amends the purpose clause of the Partnership to clarify the types of instruments in which the Partnership may invest.  A copy of the amendment is attached as an Exhibit hereto.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.3.	Form of Amendment to Amended and Restated Limited Partnership Agreement of Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

RFMC TACTICAL ADVISORS FUND, LP

By: Ruvane Fund Management Corporation
Its: General Partner

By: /s/ Robert L. Lerner
Robert L. Lerner President, Principal Executive Officer
and Principal Financial Officer

By: Bridgeton Fund Management, LLC
Its: General Partner

By: /s/ Stephen J. Roseme
Stephen J. Roseme
Chief Executive Officer and
Principal Financial Officer

Date:           February 1, 2011